Exhibit 77(Q)(1)

                                    Exhibits

(e)(1) First Amendment to the Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. effective September 1, 2003 is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.
(e)(2) Restated Expense Limitation Agreement by and between ING Investments, LLC and USLICO Series Fund effective August 1, 2003 is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.